Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of PAETEC Holding Corp. (the “Company”) filed on March 5, 2007 (No. 333-141077) of our report dated March 21, 2007, relating to our audits of the consolidated financial statements of McLeodUSA Incorporated and Subsidiaries, which report appears in the Current Report on Form 8-K of the Company filed on February 8, 2008.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

Cedar Rapids, Iowa

February 6, 2008